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                                                                    Exhibit 10.7



                                 LEASE AGREEMENT


         1.    PARTIES.    THIS LEASE AGREEMENT ("Lease") is made as of January
1, 1991, by and between THE DU PONT MERCK PHARMACEUTICAL COMPANY, a Delaware general partnership ("LANDLORD" or "Partnership") and E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation ("TENANT").

         2.    LEASED PREMISES.    LANDLORD hereby leases to TENANT and TENANT
hereby rents from LANDLORD a portion of that certain building known as Building No. 250 ("Building"), as more particularly shown and described on the drawing or drawings attached hereto as Exhibit A and made a part hereof, being located within LANDLORD'S Billerica facility situated in the County of Middlesex, State of Massachusetts ("Shared Site"), together with all laboratory hoods and work bench stations (and appurtenances to the foregoing but excluding detachable biosafety cabinets) located therein and all other property located therein which, by reason of intention, annexation, unity, attachment or adaptation for particular use may fairly be deemed fixtures under applicable law ("Fixtures") (all of the foregoing being hereinafter collectively referred to as the "LEASED PREMISES"). During the term of this Lease, TENANT shall also have the right to the use, in common with LANDLORD and others, of all common areas and facilities located within the Building and on the Shared Site that are necessary or desirable for the use and occupancy of the LEASED PREMISES ("Common Areas").


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         3.   TERM.    The term of this Lease shall commence on the date hereof
and shall end at midnight on the thirtieth (30th) anniversary of such date; provided that this Lease may be renewed for such successive thirty (30) year terms as the parties determine by mutual consent; and provided further, however, that (i) this Lease may be terminated by TENANT at any time during its term upon written notice given at least one (1) year in advance of the effective date of termination in the event that TENANT determines to transfer its entire operations conducted at the LEASED PREMISES to an independent location (provided that this right shall not apply in a circumstance where this Lease is subject to termination by LANDLORD or TENANT by reason of casualty or eminent domain under paragraph 14 or 17), (ii) this Lease may be terminated by TENANT at any time during its term upon written notice given at least one (1) year in advance of the effective date of termination in the event that TENANT determines to terminate its entire operations conducted at the LEASED PREMISES, and (iii) this Lease may be terminated as provided in paragraphs 14, 16 and 17 hereof.

         4.    TERMINATION PAYMENT.    In the event this Lease is terminated
prior to its expiration at midnight on the thirtieth (30th) anniversary hereof (or, if this Lease is renewed, prior to expiration of the then applicable renewal term) in accordance with clause (i) of paragraph 3 hereof, LANDLORD shall pay to TENANT the amount of the Termination Payment,


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determined as specified below. In the event this Lease is terminated by TENANT in accordance with clause (ii) of paragraph 3 hereof, LANDLORD shall pay TENANT the sum of one dollar ($1.00). The amount of any "Termination Payment" due hereunder shall be an amount, calculated as of the effective date of termination, equal to the net book value of this Lease on the books of the TENANT, increased or decreased to the extent appropriate to reflect any increase or decrease in the value of the Leased Premises that is attributable to any improvements to the Leased Premises made or paid for by TENANT, with the amount of such increase or decrease to be determined by the parties through good faith negotiation.

         5.    RENT.

               (a)    Base Rent.    During the term hereof and commencing on the
date hereof, and thereafter on each yearly anniversary of the commencement date (or on the next business day if such anniversary is not a business day), TENANT shall pay to LANDLORD, as base rent, the sum of one dollar ($1.00) per year, payable in advance.

               (b)    Additional Rent.    During the term hereof, TENANT shall
pay to LANDLORD, as additional rent, all additional charges (including, without limitation, costs, reimbursements, taxes, fees and indemnification payments) provided for hereunder, payable as herein specified with respect to each additional charge. Additional rent hereunder does not include charges for services provided by LANDLORD pursuant to


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the Administrative Services Agreement, dated as of January 1, 1991, by and between LANDLORD and TENANT ("Administrative Services Agreement") (as further referenced in paragraph 7 hereof) which services are being provided, and the cost thereof will be calculated and charged, in accordance with the terms of the Administrative Services Agreement.

               (c)    Tenant's Share of Common Costs.    It is the contemplation
of the parties that services relating to the use, maintenance and upkeep of Common Areas shall be provided through the Administrative Services Agreement and that the costs charged therefor shall be as provided therein. In the event any such services are not so provided, it is the intent of LANDLORD and TENANT that
(i) each shall bear a pro rata share of costs attributable to the use, maintenance and upkeep of Common Areas and (ii) LANDLORD shall by invoice give written notice to TENANT of, and TENANT shall thereafter pay to LANDLORD within fifteen (15) days of the date of each such invoice, as additional rent, TENANT'S pro rata share of such Common Area costs. LANDLORD and TENANT hereby agree that TENANT'S pro rata share of such costs is 22% ("TENANT'S SHARE"). (The foregoing percentage represents TENANT'S SHARE based on TENANT'S occupancy of part of Buildings 250, 500 and 600 and all of Building 400 as provided in this Lease and the three leases between LANDLORD and TENANT, dated as of even date herewith, covering space in such buildings not covered herein. LANDLORD and TENANT agree that in the event any of


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the foregoing leases (including this Lease) should be terminated or the premises covered thereby (or hereby) should be altered, LANDLORD and TENANT shall determine in good faith what, if any, change should be made to TENANT'S SHARE (under all such leases) and all such leases shall be amended to reflect such determination.)

               (d)    Taxes and Special Assessments.    All real estate taxes,
charges, assessments and payments levied or assessed during the term of this Lease by any public or governmental body on and allocable to the LEASED PREMISES or which may be assessed or levied by virtue of any business or activity conducted on the LEASED PREMISES by TENANT (or by the agents, invitees, sublessees, or assignees of TENANT) or against any personal property, equipment or fixtures in, on or about the LEASED PREMISES, including any imposition imposed on LANDLORD in lieu of or in substitution for such real estate taxes, charges, assessments or payments, will be charged and allocated to TENANT as a part of the cost of JV Services provided to TENANT under the Administrative Services Agreement.

               (e)    Other Taxes.    TENANT shall also reimburse LANDLORD,
within fifteen (15) days following the date of invoicing, for any and all federal, state and local taxes (including any taxes payable on amounts to be paid by TENANT to LANDLORD pursuant to this sentence) that may be payable by LANDLORD or the partners of the Partnership in connection with TENANT'S payment of base rent or additional rent hereunder


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including, without limitation, any gross receipts or sales tax, but excluding federal and State of Delaware corporation income taxes and any other state or local tax imposed on the overall net income of LANDLORD or the partners of the Partnership.

               (f)    Utilities.    It is the contemplation of the parties that
utilities will be provided to the LEASED PREMISES and the occupants thereof as services through the Administrative Services Agreement. In the event any utilities are not so provided, but are (i) otherwise provided to the LEASED PREMISES or the occupants thereof by LANDLORD or (ii) are provided by a third party and the cost therefor is charged to LANDLORD, LANDLORD shall render an invoice to TENANT, in the case of clause (i), charging the cost of any such utilities determined in accordance with the provisions of subparagraph 5(h) and, in the case of clause (ii), passing through the third party charges billed to or payable by LANDLORD (which shall be allocated to TENANT either on a metered basis or, if not metered, in accordance with the provisions of subparagraph 5(h)), and such invoice shall be payable within fifteen (15) days of its date.

               (g)    Cost of Funds.    In the event that LANDLORD advances
funds to a third party with respect to any item constituting additional rent hereunder, TENANT will be charged, as a reimbursement to LANDLORD for its cost of funds, the amount of 12% per annum (or such other rate as is from time to


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time designated by LANDLORD as its internal charge rate to its divisions or other operational units for costs of funds, the "Capital Rate") of the amount advanced for the period from the date such funds were advanced to the later of the due date of the invoice for the subject item or the actual date of payment.

               (h)    Cost Methodology.    It is the intention of the parties
(i) that the charges to be paid by TENANT to LANDLORD hereunder with respect to use and occupancy of the LEASED PREMISES shall include, on a fully allocated and net basis, all costs incurred by LANDLORD associated with TENANT'S use or occupancy of the LEASED PREMISES other than costs relating to services provided under the Administrative Services Agreement, and (ii) that such charges, and the method or basis of allocation of such charges, shall be substantially the same as would be paid by one of LANDLORD'S own divisions, departments or other organizational units if such division, department or other organizational unit were occupying the LEASED PREMISES.

         6.    USE OF PREMISES.

               (a)    Permitted Uses.    Subject to the further provisions of
this paragraph 6, TENANT may use and occupy the LEASED PREMISES (i) for general office and/or research, development and manufacturing of chemical and biochemical research products (including the uses and purposes for which the LEASED PREMISES were utilized by TENANT prior to the commencement of the term of this Lease) and (ii) for any other legal purpose


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not incompatible with the Rules and Regulations (as defined in subparagraph
6(e)) and any other uses of the Building and the uses of buildings on the Shared Site, which other legal purpose has been consented to in writing by LANDLORD upon at least thirty (30) days advance written notice by TENANT (such consent not to be unreasonably withheld or delayed, provided that, without limitation, LANDLORD shall have no obligation to consent to any use which would (x) result in any material unreimbursed expense being incurred by LANDLORD or (y) subject LANDLORD (or other users of the Shared Site) to material permitting requirements not otherwise applicable to the Shared Site).

               (b)    Access.    LANDLORD shall provide TENANT and its invitees
with reasonable ingress and egress to the LEASED PREMISES across LANDLORD'S lands and properties, and LANDLORD shall provide TENANT, as a service pursuant to paragraph 7 hereof, with parking on a basis consistent with parking provided to other occupants of the Building and/or other buildings on the Shared Site.

               (c)    Occupancy of Premises.    TENANT shall not permit the
LEASED PREMISES to become or remain vacant or unoccupied for a period of time exceeding six (6) months, except as may be necessary in connection with alterations, improvements or replacements made pursuant to paragraphs 10 or 11 hereof. If the LEASED PREMISES constitute 100% of the Building, then during any period of time that the LEASED PREMISES


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are vacant or unoccupied, TENANT, at its expense, shall cause qualified personnel to be stationed in the LEASED PREMISES at such times as are reasonably necessary to provide for the safety and protection of the LEASED PREMISES and the contents thereof.

               (d)    Compliance With Laws.    TENANT shall comply with all
applicable federal, state, county and local laws, codes, ordinances, and regulations, and with the rules or regulations of any applicable Local Board of Underwriters with respect to use and occupancy of the LEASED PREMISES.

               (e)    Rules and Regulations.    TENANT shall comply with
LANDLORD'S rules and regulations applicable to the LEASED PREMISES and the Shared Site, as from time to time in effect ("Rules and Regulations"), which Rules and Regulations shall be consistent in all material respects with the rules and regulations applicable to any occupants of the Building (other than TENANT) and any occupants of any other premises on the Shared Site. A listing of the current manuals of Rules and Regulations (true and complete copies of which manuals have been provided to TENANT) is set forth on Exhibit B, attached hereto and made a part hereof. LANDLORD shall provide TENANT reasonable advance notice of all changes in LANDLORD'S Rules and Regulations, and LANDLORD shall provide TENANT reasonable advance notice of, and a reasonable opportunity to consult with LANDLORD on, any proposed change in LANDLORD'S Rules and Regulations which change would have a material effect on


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TENANT'S operations conducted on the LEASED PREMISES. Notwithstanding such consultation, however, LANDLORD'S good faith determination that any change in the Rules and Regulations is necessary or desirable and should be made will be conclusive and binding on TENANT and any and all other occupants of the Building and any other premises on the Shared Site; provided, however, that any such change in the Rules and Regulations will not unreasonably interfere with TENANT'S permitted uses of the LEASED PREMISES as provided in subparagraph 6(a)(i) hereof.

               (f)    Certain Substances.    Any use, production, storage,
deposit or disposal of controlled, toxic, dangerous or hazardous substances or pollutants, including nuclear fuel or wastes, by TENANT on any portion of the LEASED PREMISES shall be performed or accomplished strictly in accordance with all applicable laws and regulations and any applicable Rules and Regulations. Unless otherwise agreed by LANDLORD, upon termination of this Lease (i) all such substances or pollutants used, produced, stored, deposited or disposed of on site by TENANT shall promptly be removed from the LEASED PREMISES and the LEASED PREMISES shall promptly be remediated to the condition in which they were provided to TENANT hereunder and (ii) in any circumstance where radioactive materials have been handled by TENANT at the LEASED PREMISES, all areas of the LEASED PREMISES where radioactive materials have been so handled shall promptly be decommissioned (as defined at 10


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C.F.R. ss. 30.4) in a manner reasonably satisfactory to LANDLORD, so that the residual radioactivity has been reduced to a level that permits release of such area of the LEASED PREMISES for unrestricted use and termination of license (in both cases in a manner consistent with all applicable requirements of law or regulation and any applicable Rules and Regulations). In the event that following termination of this Lease the LEASED PREMISES will continue to be utilized by an entity properly licensed with the Nuclear Regulatory Commission for purposes involving radioactive materials, LANDLORD and TENANT shall consult concerning such matters with the purpose and intent of minimizing decommissioning requirements hereunder (subject, nevertheless, to the requirements of applicable laws, rules or regulations).

               (g)    Storage Tanks.    TENANT shall not bury or place any
underground storage tanks anywhere on the Shared Site, except with the prior written consent of LANDLORD and, if consent is granted, only if and so long as the placement, use and maintenance thereof are in accordance with any and all applicable laws and regulations and any applicable Rules and Regulations. TENANT shall be solely responsible for the removal of any underground storage tank installed by it when and to the extent required by applicable laws or regulation (or upon the termination of this Lease if requested by LANDLORD).


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         7.    SERVICES.    LANDLORD and TENANT have entered into the
Administrative Services Agreement which provides, inter alia, for the provision of services in connection with the LEASED PREMISES. Notwithstanding any provision of the Administrative Services Agreement to the contrary and unless otherwise agreed by LANDLORD, (i) TENANT shall be required to obtain through LANDLORD the JV Services identified on Exhibit C hereto so long as the same are offered by LANDLORD under the Administrative Services Agreement and (ii) TENANT shall not have the right to terminate the provision of such JV Services.

         8.    SIGNS.    No signs, advertisements or notices (other than those
required by law) shall be affixed to or placed upon any part of the LEASED PREMISES by TENANT or anyone acting for or on behalf of TENANT, except in such manner and of such size, design and color as shall be (i) consistent with the signs utilized by LANDLORD on or in the Building or the vicinity of the LEASED PREMISES or used by TENANT on or in the LEASED PREMISES prior to the commencement date of this Lease and (ii) approved in advance in writing by LANDLORD, which approval shall not be unreasonably withheld. TENANT shall remove such sign or signs upon the termination of this Lease. Any defacement or damage to the Building or LEASED PREMISES caused by such sign or signs or the installation or removal thereof shall be repaired promptly by TENANT.

         9.    ASSIGNMENT AND SUBLETTING.    TENANT shall not assign, transfer,
mortgage, sublease, sublet or otherwise


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encumber or convey the LEASED PREMISES or any portion thereof, or any rights or obligations under this Lease, without LANDLORD'S prior written consent which consent may be withheld for good cause or no cause in the sole discretion of LANDLORD; provided, however, that TENANT may (i) sublet the LEASED PREMISES upon at least thirty (30) days advance written notice to LANDLORD to any Affiliate of TENANT (as defined in the Master Agreement, dated October 15, 1990, among, inter alia, LANDLORD and TENANT ("Master Agreement") or (ii) assign this Lease upon LANDLORD'S prior written consent, upon at least sixty (60) days advance written notice to LANDLORD, to any acquiror or purchaser of all or substantially all of the business and assets of the division, department or other organizational unit of TENANT conducting business at the LEASED PREMISES (whether by merger, purchase and sale of assets or otherwise). LANDLORD may withhold its consent to any such assignment if the proposed assignee (i) has inadequate financial capability to perform the obligations of TENANT under this Lease, (ii) is an entity engaged in an imaging agent's business having products which are in direct competition with the business conducted by LANDLORD at the Shared Site or
(iii) is an entity having an uncorrected pattern of failure to comply in material respects with federal or state, environmental, nuclear regulatory or safety laws, rules or regulations in the conduct of its businesses (and cannot provide assurances reasonably satisfactory to LANDLORD of its ability to comply with


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the requirements of this Lease, including LANDLORD'S Rules and Regulations). Any determination by LANDLORD not to consent to an assignment of this Lease because a proposed assignee is claimed to be unacceptable under any of the foregoing clauses (i)-(iii) shall be subject to arbitration pursuant to Article 11 of the Master Agreement. In the event that TENANT proposes to assign this Lease or sublease the LEASED PREMISES or any portion thereof, TENANT shall give to LANDLORD written notice which notice shall set forth (i) the identity, business and financial condition of the proposed assignee or subtenant, (ii) the terms and conditions of the proposed assignment or sublease, and (iii) any other relevant information reasonably requested by LANDLORD. LANDLORD'S granting of consent to an assignment or sublease under this Lease on any one or more occasions shall not constitute a waiver or modification of the requirements of this paragraph 9, which must be satisfied with regard to each proposed assignment or sublease.

         10.   ALTERATIONS.

               (a) General Provisions. TENANT shall have the right, at its own expense to make such alterations, installations, changes and improvements in and upon the LEASED PREMISES as may be necessary or desirable for its purposes, provided that (i) such alterations, installations, changes and improvements shall not change in any material respect the character of the LEASED PREMISES or the Building or diminish the value of either, (ii) any construction relating to such


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alterations, installations, changes and improvements shall be undertaken in such a manner so as to protect all persons and property and so as not to interfere unreasonably with the conduct of LANDLORD'S business in, or in the vicinity of, the Building or the LEASED PREMISES, and (iii) prior to beginning construction of any such alteration, installation, change or improvement, (x) TENANT shall provide LANDLORD with proposed design and construction drawings, plans and specifications and other documents reasonably requested by LANDLORD pertaining thereto and (y) TENANT shall have requested and received LANDLORD'S written approval thereto, which approval shall not be unreasonably withheld or delayed (but may be conditioned on or subject to such requirements as LANDLORD may reasonably impose based on the nature of construction proposed).

               (b)    Right of Removal.    Upon termination or expiration of
this Lease or at any time during the continuance hereof (but provided that no Event of Default shall have occurred and be continuing hereunder), (i) TENANT shall have the right to remove from the LEASED PREMISES any articles of personal property, and (ii) except as otherwise agreed in writing by the parties, TENANT shall have the right to remove from the LEASED PREMISES any alterations, installations, changes, improvements or other property, including fixtures (other than items constituting Fixtures on the commencement date of this Lease), made or installed by TENANT, whether or not constituting or becoming a part of the LEASED PREMISES and


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whether made or installed under paragraph 10(a) or otherwise, provided that, in the case of both clause (i) and clause (ii) above, any damage caused by such removal will be fully repaired by TENANT prior to surrender of the LEASED PREMISES and the LEASED PREMISES shall be fully restored to the condition in which they were provided to TENANT hereunder, ordinary wear and tear excepted.

               (c)    Obligation to Remove.    Except as otherwise agreed in
writing by the parties, upon termination or expiration of this Lease, (i) LANDLORD shall have the right to require TENANT to remove from the LEASED PREMISES all articles of property, whether fixtures or personalty, other than any alterations, installations, changes or improvements made by it to the LEASED PREMISES in accordance with the provisions of subparagraph 10(a) hereof (or items constituting Fixtures on the commencement date of this Lease), whether or not the same have become an actual part thereof, and any damage caused by any such removal will be fully repaired by TENANT prior to the surrender of the LEASED PREMISES and the LEASED PREMISES shall be fully restored to the condition in which they were provided to TENANT hereunder, ordinary wear and tear excepted, and (ii) in the event TENANT fails to remove any property from the LEASED PREMISES when required to by LANDLORD in accordance with clause
(i) of this subparagraph 10(c), LANDLORD shall have the right to (x) remove, transport and dispose of same (without taking title or ownership thereto) and
(y) fully


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repair any damage caused by such removal and fully restore the LEASED PREMISES to the condition in which they were provided to TENANT hereunder, ordinary wear and tear excepted, and TENANT shall indemnify and hold harmless LANDLORD for any costs, expenses or liabilities whatsoever associated with such removal, transportation and disposal and any such repair and restoration (other than to the extent any such costs, expenses or liabilities arise from the gross negligence, recklessness or willful misconduct of LANDLORD in performing such activities).

               (d)    Abandonment.    Any alterations, installations, changes,
improvements or other property which TENANT has placed on the LEASED PREMISES and not removed within sixty (60) days following the termination or expiration of this Lease shall be deemed to have been abandoned by TENANT and shall become the property of LANDLORD upon the termination or expiration of this Lease, subject to LANDLORD'S rights to remove, transport and dispose of same (without taking title or ownership thereto) as set forth in subparagraph 10(c) hereof.

               (e)    Compliance with Laws.    Any alterations, additions or
improvements made by TENANT or by LANDLORD shall be made in accordance with applicable federal, state, county and local laws and ordinances and building codes, rules and regulations.


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         11.   MAINTENANCE, REPAIRS, REPLACEMENTS AND IMPROVEMENTS.

               (a)    Routine.    In the event that routine maintenance and
repairs to the LEASED PREMISES, such as painting, replacement of glass and routine maintenance of Building systems are neither a required service identified on Exhibit C hereto nor otherwise provided by LANDLORD under the Administrative Services Agreement, TENANT shall perform such routine maintenance and repairs to the LEASED PREMISES. All such designated maintenance and repairs performed by LANDLORD or TENANT as hereinabove provided shall be done in a good and workmanlike manner and in timely fashion so as to maintain the LEASED PREMISES in good order and repair. In the event that LANDLORD and TENANT agree that TENANT shall, in addition, perform all or any portion of the routine maintenance and repairs to the Building other than the LEASED PREMISES, all such maintenance and repairs shall be done in a good and workmanlike manner and in timely fashion. TENANT shall be responsible for the payment of the full cost of all routine maintenance and repairs to the LEASED PREMISES and "TENANT'S Pro Rata Portion" (as hereinafter defined) of routine maintenance and repairs to the Building (provided that to the extent such routine maintenance and repairs are provided by LANDLORD under the Administrative Services Agreement, the charges therefor shall be calculated and paid in accordance with the terms of the Administrative Services Agreement rather


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than hereunder). As used herein, the term "TENANT'S Pro Rata Portion" means, at any time of calculation, the percentage derived by dividing the square footage of usable space in the Building then leased to TENANT hereunder by the total usable square footage of the Building. In this calculation, leased space, as well as the remaining usable square footage of the Building, excludes common areas such as entrance lobbies, common halls, conference rooms, auditoriums, rest rooms, common storage areas, mechanical areas and the like.

               (b)    Extraordinary.    All non-routine improvements and
replacements to the LEASED PREMISES and to the Building and related systems (other than alterations, installations, changes and improvements desired to be made by TENANT under subparagraph 10(a)), such as replacement of Building systems or structural repairs to the Building, shall be recommended by LANDLORD to TENANT for TENANT'S approval, which approval shall not be unreasonably withheld or delayed, and upon such approval, LANDLORD shall make such improvements and replacements (without unreasonably interfering with TENANT'S use of the LEASED PREMISES) with TENANT paying (i) TENANT'S Pro Rata Portion of the cost thereof, if such improvements or replacements are made to the Building, or (ii) the full amount of such cost, if such improvements or replacements are made to the LEASED PREMISES (or with TENANT paying such other amount or percentage as may be provided in the Administrative Services Agreement if such improvements or replacements are


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provided as a service pursuant to paragraph 7 hereof); provided, however, that
LANDLORD shall not be required to seek or obtain TENANT'S consent to any improvement or replacement hereunder which must be undertaken without delay to avoid the imminent possibility of danger or damage to person or property; and provided further that if the LEASED PREMISES constitute 100% of the Building, TENANT may request that LANDLORD consent to TENANT performing any such recommended improvement or replacement in accordance with proposed design and construction drawings, plans and specifications provided by TENANT to LANDLORD, which consent and approval shall not be unreasonably withheld or delayed. Upon such consent and approval, if given, TENANT shall perform such improvement or replacement consistent with approved design and construction drawings, plans and specifications (without unreasonably interfering with LANDLORD'S use of the Shared Site) with TENANT paying the full cost thereof.

               (c)    Site Improvements.    All capital Improvements to the
Shared Site shall be made at LANDLORD'S sole discretion. Prior to beginning any such capital improvements that will benefit the LEASED PREMISES, LANDLORD will give TENANT reasonable advance notice of, and shall consult with TENANT concerning, such improvement, provided, however, that in no event shall TENANT'S consent be required for LANDLORD to undertake such improvement. Unless otherwise agreed, the cost of any such capital improvement shall be paid by LANDLORD,


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and, during the term of this Lease, a portion of LANDLORD'S yearly depreciation cost allocable to such capital improvement, together with a charge to reimburse LANDLORD for the cost of funds at the Capital Rate, shall be invoiced to TENANT as an additional charge for the services provided pursuant to paragraph 7 hereof related to such capital improvement (such as, for example and as may be applicable, a grounds service for access roads or parking, security services, or utility services such as steam, cooling water, sewer or electricity). The portion of such depreciation cost of such improvement to be charged to TENANT shall be equal to the total yearly depreciation cost of such improvement multiplied by the percentage of the benefit of such improvement that will be conferred on the LEASED PREMISES relative to any other premises benefited thereby. LANDLORD and TENANT shall negotiate in good faith to determine such percentage of the benefit that will be conferred on the LEASED PREMISES (the parties anticipating that absent special circumstances such percentage shall be determined in a manner consistent with LANDLORD'S usual allocation procedures for the Shared Site). The above-referenced cost of funds charge shall be calculated monthly in arrears by multiplying (i) LANDLORD'S original cost of the capital improvements, less accumulated depreciation through the end of the prior month, times (ii) the percentage determined in accordance with the prior sentence, times (iii) 1/12th of the yearly Capital Rate.

         12.    LIABILITY.    LANDLORD in no event shall be liable for any
damage or injury to TENANT or any agent, employee or invitee of TENANT, or to any person or persons coming upon the LEASED PREMISES in connection with the occupancy by TENANT or otherwise, or to any goods, chattels, or other property of TENANT or any other person or persons which may during the term of this Lease be located in LEASED PREMISES, which damage or injury has been caused or contributed to by water, rain, snow, breakage of pipes, leakage, or by any other cause beyond LANDLORD'S control, except when caused by the gross negligence, recklessness or willful misconduct of LANDLORD, its invitees, agents or employees.

         13.    ACCESS TO LEASED PREMISES.    TENANT shall permit LANDLORD to
enter upon the LEASED PREMISES at all times in an emergency and otherwise at all reasonable times upon reasonable notice for the purpose of inspecting the same and/or providing services pursuant to paragraph 7 hereof and/or maintenance or making repairs pursuant to subparagraph 11(a) hereof and/or making improvements or replacements pursuant to subparagraph 11(b) hereof and/or making any repairs or rebuilding under paragraph 14 hereof.

         14.    CASUALTY.

                (a)    General Provisions.    Subject to the provisions of
subparagraph 15(c) hereof, TENANT shall bear all risk of loss with respect to any damage of any nature resulting from any casualty damage to the LEASED PREMISES or the con-tents thereof (including, without limitation, any damage resulting from a casualty of the nature insured against under a comprehensive policy of property insurance, with extended coverage riders).

                (b)    Non-Material Casualty.    In the event that fire or other
casualty damages the LEASED PREMISES to an extent that does not materially interfere with TENANT'S use thereof, LANDLORD shall repair the LEASED PREMISES which repair shall be treated as a non-routine improvement or replacement under subparagraph 11(b) hereof and the cost of such repair shall be allocated as set forth therein.

                (c)    Material Casualty.    In the event that fire or other
casualty damages the LEASED PREMISES to an extent that materially interferes with TENANT'S use thereof, and the LEASED PREMISES constitute 75% or more of the Building, TENANT may request, by written notice given within sixty (60) days of the occurrence of the fire or other casualty, that LANDLORD rebuild or repair the LEASED PREMISES and LANDLORD shall comply with such request provided that
(i) TENANT shall pay 100% of the cost of such rebuilding or repair and (ii) LANDLORD shall conduct such rebuilding or repair in a reasonable manner which does not unreasonably interfere with the use by LANDLORD or others of the site in the vicinity of the Building. If TENANT elects to have the LEASED PREMISES rebuilt or repaired pursuant to this subparagraph 14(c), at the completion thereof, the LEASED PREMISES shall constitute 100% of the

Building (or its replacement), irrespective of what percentage of the Building the LEASED PREMISES constituted prior to such rebuilding or repair, and LANDLORD and TENANT shall determine in good faith what, if any, change should be made to TENANT'S SHARE both under this Lease and under the other leases referenced in subparagraph 5(c), and all such leases shall be amended to reflect such determination. The right of TENANT to cause the LEASED PREMISES to be rebuilt pursuant to the provisions of this paragraph 14(c) shall be subject to the approval by LANDLORD of TENANT'S proposed design and construction drawings, plans and specifications and related documents and contracts, which approval shall not be unreasonably withheld (so long as the same provide for reconstruction which is substantially equivalent to the pre-existing structure or reconstruction which is compatible in character, size, style and building material to the other structures and improvements of LANDLORD or others on the Shared Site).

                (d)    Termination of Lease.    In the event that fire or other
casualty damages the LEASED PREMISES to an extent that materially interferes with TENANT'S use thereof and either (i) the LEASED PREMISES constitute less than 75% of the Building or (ii) the LEASED PREMISES constitute 75% or more of the Building and TENANT does not request LANDLORD to rebuild or repair the LEASED PREMISES in accordance with sub-paragraph 14(c) hereof, this Lease shall terminate in the case of clause (i) above, upon the occurrence of such casualty and in the case of clause (ii) above, upon the expiration of the period during which TENANT may request LANDLORD to rebuild or repair the LEASED PREMISES and no additional rent relating to the unusable portion of the LEASED PREMISES from the time of such casualty to termination of this Lease shall be due except for rent for services that continue to be utilized.

         15.    INDEMNITY.

                (a)    TENANT Indemnity.    Except as otherwise herein provided,
TENANT, promptly following demand by LANDLORD, shall indemnify and hold LANDLORD safe and harmless from and against any and all losses, costs, damages, claims, actions or liabilities (i) on account of the death of or injury to any person or persons or the damage to or destruction of any property arising from or growing out of TENANT'S use and occupancy of the LEASED PREMISES or (ii) resulting from any failure by TENANT to perform or observe any covenant or agreement to be performed or observed by TENANT under this Lease, except to the extent, if any, that such losses, costs, damages, claims, actions or liabilities are caused by the gross negligence, recklessness or willful misconduct of LANDLORD.

                (b)    LANDLORD Indemnity.    Except as otherwise herein
provided, LANDLORD, promptly following demand by TENANT, shall indemnify and hold TENANT safe and harmless from and against any and all losses, costs, damages, claims, actions or liabilities (i) on account of the death of or injury to any person or persons or the damage to or destruction of any property arising from or growing out of LANDLORD'S use and occupancy of premises in the Building or the Shared Site other than the LEASED PREMISES or (ii) resulting from any failure by LANDLORD to perform or observe any covenant or agreement to be performed or observed by LANDLORD under this Lease, except to the extent, if any, that such losses, costs, damages, claims, action or liabilities are caused by the gross negligence, recklessness, or willful misconduct of TENANT. Nothing in this subparagraph 15(b) is intended to limit or otherwise affect LANDLORD'S indemnity obligations to TENANT relating to environmental matters as provided in
Section 8.3 of the Asset Contribution Agreement.

                (c)    Indemnities Relating to Casualty Damage.
Notwithstanding the foregoing provisions of this paragraph 15 and any provisions of paragraph 14 or paragraph 19 to the contrary; (i) TENANT shall not be liable to LANDLORD for casualty damage to or a casualty destruction of the LEASED PREMISES or the contents thereof, but shall be responsible to LANDLORD for the costs of repair of damage to, or the replacement cost of, any portions of the Building and the Shared Site which do not constitute a part of LEASED PREMISES, and the contents thereof, to the extent that the same are damaged or destroyed by casualty by reason of the acts or omissions of TENANT (or any agent, employee or invitee of TENANT), and (ii) LANDLORD shall be responsible to TENANT for the costs of repair of damage to, or the replacement cost of, any portions of the LEASED PREMISES, and the contents thereof, which are damaged or destroyed by casualty by reason of the acts or omissions of LANDLORD (or any agent, employee or invitee of LANDLORD) in connection with the use and occupancy of portions of the Building and Shared Site not constituting a part of the LEASED PREMISES.

         16.    EVENTS OF DEFAULT.

                (a)    General.    If TENANT fails (i) to pay any base rent or
additional rent promptly when due and payable hereunder, and shall continue in default for a period of ten (10) days after written notice is given by LANDLORD, or (ii) promptly to perform or observe in all material respects any other covenant or agreement set forth in subparagraphs 6(a), 6(d), 6(e), 6(f), 6(g), or paragraphs 9, 10 or 13, of this Lease in accordance with the terms hereof and shall continue in default for a period of sixty (60) days after written notice thereof by LANDLORD of default and demand of performance or compliance, and if such failure to perform or observe any such covenants or agreements referenced in this clause (ii) has had or is likely to have a material adverse effect on the LEASED PREMISES or the Building, LANDLORD or the business or operations of LANDLORD or others at the Shared Site-then, if so declared in writing by LANDLORD, such event or circumstance shall constitute an "Event of Default." if any such default shall occur, other than in the payment of money, which cannot with due diligence be cured within such period of sixty (60) days from and after the giving of notice as aforesaid, and TENANT commences to cure such default and proceeds diligently and with reasonable dispatch to take such steps and do such work as may reasonably be required to cure such default, then LANDLORD shall not have the right to declare an Event of Default.

                (b)    Notice and Arbitration.    LANDLORD shall give TENANT at
least ten (10) business days' advance written notice of its intent to declare an Event of Default based on any of the events or circumstances referenced in subparagraph 16(a), in which case TENANT may, by written notice to LANDLORD given within such ten (10) business day period, elect to submit to arbitration pursuant to Article 11 of the Master Agreement the issue whether an event or circumstance justifying the declaration of an Event of Default has occurred. If an election to arbitrate is so made, LANDLORD shall not have the right to declare an Event of Default unless and until its right to do so is upheld in such arbitration proceedings.

                (c)    Additional Events of Default.    Any of the following
shall also constitute an Event of Default: TENANT is (i) dissolved and wound up in accordance with law (unless this Lease is assigned to a purchaser of the business and assets of TENANT in accordance with paragraph 9 of this Lease),
(ii) TENANT is adjudicated a bankrupt, (iii) TENANT institutes proceedings for a reorganization or for an arrange-ment under the bankruptcy laws of the United States codified as Title 11 of the United States Code ("Bankruptcy Act") or (iv) an involuntary petition in bankruptcy is filed against TENANT under the Bankruptcy Act, which is not dismissed within ninety (90) days.

                (d)    Remedies.    Upon the occurrence of an event or
circumstance constituting an Event of Default under subparagraph 16(c), or the declaration of an Event of Default under subparagraph 16(a) (subject to the requirements of subparagraph 16(b)), LANDLORD (i) shall have the right, upon the giving of ten (10) days' advance written notice to TENANT, to terminate this Lease and (ii) shall have all other rights and remedies provided by law. Notwithstanding the termination of this Lease following occurrence of an Event of Default, TENANT shall have the right, within sixty (60) days following the effective date of termination, to elect to receive a termination payment under paragraph 4 of this Lease (as if this Lease had been terminated by TENANT pursuant to clause (i) of paragraph 3) in the event TENANT determines to transfer its entire operations conducted at the LEASED PREMISES to an independent location and thereafter does so within a reasonable period of time; provided, however, that the termination payment otherwise due under paragraph 4 shall be reduced by the amount of any damages suffered by LANDLORD as a consequence of the occurrence of the Event of Default, including, without limitation, any expenses incurred by LANDLORD in returning the

LEASED PREMISES to the return condition required under paragraph 19 of this Lease (the reasonableness of any such expenses being a matter subject to arbitration pursuant to paragraph 23 hereof).

         17.    EMINENT DOMAIN.    If the whole or any part of the LEASED
PREMISES shall be taken by any public authority under the power of eminent domain such as to materially interfere with TENANT'S use thereof, then the terms of this Lease shall cease on the part so taken on the date possession of that part is surrendered and TENANT shall receive the portion of any compensation paid by such public authority for the taking of the LEASED PREMISES, provided that if any part of the LEASED PREMISES so taken is used by TENANT in common with LANDLORD or others, the compensation paid with respect to such part shall be equitably divided between LANDLORD and TENANT as determined by LANDLORD and TENANT in good faith. From the date possession is surrendered to part of the LEASED PREMISES as specified in the preceding sentence, TENANT shall have the right either (i) to cancel this Lease and declare the same null and void and to be entitled to any unearned rent paid or credited in advance, or (ii) to continue in possession of the remainder of the LEASED PREMISES under the terms herein provided, except that the rent and TENANT'S SHARE (both under this LEASE and under the other leases referenced in subparagraph 5(c)) shall be equitably adjusted by LANDLORD and TENANT as may be appropriate in light of the portions of the Building taken in such proceeding.

         18.    SUBORDINATION.    As requested by LANDLORD from time to time,
TENANT shall subordinate its interest in the LEASED PREMISES to the lien, operation and effect of mortgages as created by LANDLORD, provided that such subordination shall include or be accompanied by a nondisturbance agreement under which the mortgagee agrees that in the event of a mortgage foreclosure or conveyance in lieu of foreclosure or otherwise, this Lease shall continue as a Lease between LANDLORD'S successors as landlord and TENANT as tenant with the same force and effect as if LANDLORD'S successors and TENANT had entered into a Lease containing the same terms, covenants and conditions as those contained in this Lease including the rights of renewal thereof for a term equal to the unexpired term of this Lease.

         19.    SURRENDER.    On or before the date of expiration or prior
termination of this Lease, TENANT shall peaceably surrender the LEASED PREMISES, and the LEASED PREMISES shall be turned over to LANDLORD (i) in good order and condition, (ii) in compliance with the conditions and requirements specified in subparagraphs 6(f), 6(g), 10(b), and 10(c) and paragraph 8 hereof and (iii) fully repaired and restored to the condition in which they were provided to TENANT hereunder, ordinary wear and tear excepted (subject, nevertheless, to any applicable provisions of subparagraph 10(b) and paragraphs 14 and 17 hereof and without obligation to remove any alterations, installations, changes or improvements made pursuant to the provisions of paragraph 10(a) hereof. Any provision contained herein requiring that the LEASED PREMISES be "restored" to a prior condition shall be construed to require that the LEASED PREMISES be restored physically and functionally as fully as is practicable under the circumstances, the parties acknowledging that, for example, existing fixtures or installations may become unavailable at a future date and that mutually agreed upon substitutions therefor would need to be made. Any personal property remaining within the LEASED PREMISES after termination shall be treated as provided in paragraph 10 hereof.

         20.    QUIET ENJOYMENT.    LANDLORD warrants its right to create the
leasehold created herein and covenants that TENANT, upon paying the rent and all other sums and charges to be paid by it under this Lease, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall have peaceful, quiet and uninterrupted possession of the LEASED PREMISES during the term of this Lease, including renewal term.

         21.    SUCCESSION.    This Lease shall be binding upon and inure to the
benefit of the parties hereto and their respective successors and permitted assigns.

         22.    MAINTENANCE OF RECORDS/INSPECTION.    LANDLORD shall maintain or
cause to be maintained in the ordinary course of business, books and records relating to its calculation of rend due hereunder and the services provided by it pursuant to this Lease, and with respect to the calculation of the costs therefor. LANDLORD shall make such records available for inspection by TENANT during regular business hours and upon reasonable notice (or by an independent accountant or other designee of TENANT to which LANDLORD does not have reasonable objection); provided, however, that any such inspection by TENANT shall not occur more than once each year and shall be conducted in manner which does not interfere unreasonably with the operation of the day-to-day business affairs of LANDLORD.

         23.    ARBITRATION.    In the event that there is any dispute between
LANDLORD and TENANT concerning the correctness of any charges payable as additional rent hereunder, either party may, if such dispute is not resolved within 45 days after delivery of written notice thereof to the other party, submit such dispute to arbitration as provided below. In connection with such dispute, a "Big Six" accounting firm acceptable to the parties shall be engaged to resolve the dispute, except that if the parties cannot reach agreement on the selection of such accounting firm or if such accounting firm cannot resolve such dispute within 30 business days then the matter shall be arbitrated pursuant to
Article 11 of the Master Agreement, and the Arbitrator (as defined therein) may select an accounting firm to assist it in making a final determination. The parties shall have the right to advise the arbitrator of any objection they may have to the selection of the accounting firm. The fees and reasonable expenses of the accounting firm shall be divided equally between LANDLORD and TENANT, except that if the procedures of Article 11 of the Master Agreement are used, all fees and expenses, including those of the accounting firm, if any, shall be allocated as provided for therein. In the event there is any dispute between the parties concerning any matter under this Lease other than the correctness of charges constituting additional rent hereunder, such dispute shall be arbitrated pursuant to Article 11 of the Master Agreement.

         24.    RELATED PROVISIONS.    Reference is made to the Master Agreement
for certain provisions, including but not limited to the giving of notice and governing law, that are applicable to this Lease.

                  IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.

Signed, Sealed and
Delivered in the
Presence of:

                                            THE DU PONT MERCK PHARMACEUTICAL
                                                  COMPANY

                                            By    Calgon Corporation,
                                                  a Partner


Witness: /s/ [signature]                    By:    /s/ Francis H. Spiegel, Jr.     (SEAL)
        --------------------------                -------------------------------
                                                  Francis H. Spiegel, Jr.
                                                  Senior Vice President


                                            By    E. I. du Pont de Nemours
                                                  and Company, a Partner


Witness: /s/ [signature]                    By:    /s/ [signature]               (SEAL)
        --------------------------                -------------------------------
                                                  Title:   Senior Vice President - DuPont
                                                           Finance and Chief Finance Officer

                                            E. I. DU PONT DE NEMOURS AND
                                                  COMPANY


Witness: /s/ [signature]                    By:    /s/ [signature]               (SEAL)
        --------------------------                -------------------------------
                                                  Title:   Senior Vice President - DuPont
                                                           Finance and Chief Finance Officer

                                   ASSIGNMENT

                  1.   PARTIES.   This Assignment, made this 30th day of June,
1997, is between E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation, of Wilmington, Delaware 19898, hereinafter referred to as "ASSIGNOR", and NEN Life Science Products, Inc., a Delaware corporation, with a principal place of business at 549 Albany Street, Boston, Massachusetts 02116 hereinafter referred to as "ASSIGNEE".
                  2.    ASSIGNMENT.    In consideration of the sum of One Dollar
($1.00) and other valuable consideration in hand paid, the receipt of which is hereby acknowledged, ASSIGNOR does hereby sell, assign, transfer and set over unto ASSIGNEE that certain Lease Agreement entered into between ASSIGNOR, as TENANT, and THE DU PONT MERCK PHARMACEUTICAL COMPANY, as LANDLORD, dated January 1, 1991, covering certain real property located at Building 250 within LANDLORD's Billerica facility situated in the County of Middlesex, State of Massachusetts, and being more particularly described therein, a copy of said Lease being attached hereto and made a part hereof.
                  3.    ACCEPTANCE AND ASSUMPTION.    ASSIGNEE, for itself, its
successors and assigns, hereby accepts said Assignment and assumes all of the obligations imposed upon ASSIGNOR under the terms and conditions contained in said Lease, as fully and to the same extent as if they had originally been named as TENANT therein in place and stead of ASSIGNOR and agrees to be bound by and to perform, fulfill and carry out all of the conditions, agreements and provisions to be performed, fulfilled and carried out by the TENANT under said Lease.
                  4.    CONSENT.    Landlord, in consideration of the above
Assignment and of the assumption of obligation under the Agreement by ASSIGNEES, does hereby consent to such Assignment and effective with the date hereof.


                  IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date and year first above written.



                                    ASSIGNEE:

                                    NEN LIFE SCIENCE PRODUCTS, INC.


                                    By: /s/ [signature]
                                       ------------------------------------


                                    ASSIGNOR:

                                    E. I. DU PONT DE NEMOURS AND COMPANY


                                    By: /s/ [signature]
                                       -------------------------------------


                                    LANDLORD:

                                    THE DU PONT MERCK PHARMACEUTICAL COMPANY


                                    By: /s/ [signature]
                                       ------------------------------------